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                                                                     EXHIBIT 5.1

                             [APACHE LETTERHEAD]


                              September 19, 1995


Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400


Ladies and Gentlemen:

        I am General Counsel to Apache Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in my capacity as such in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,567,500 shares of the Company's common stock, $1.25 par value ("Common Stock"), to be offered upon the terms and subject to the conditions set forth in a proposed Purchase Agreement by and between the Company and Merrill Lynch, Pierce Fenner & Smith Incorporated and Dean Witter Reynolds Inc. as representatives of the several underwriters (the "Purchase Agreement").

        In connection therewith, I have examined the Registration Statement on Form S-3 (the "Registration Statement") covering the shares to be registered to be filed with the Securities and Exchange Commission, originals or copies certified or otherwise identified to my satisfaction of the Restated Certificate of Incorporation of the Company and the Bylaws of the Company, each as amended to date, the corporate proceedings with respect to the offering of shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

        I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

        Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the 8,567,500 shares of Common Stock proposed to be issued have been duly and validy authorized for issuance and, when issued and paid for in accordance with the terms of the Purchase Agreement, which is to be filed as an exhibit to the Registration Statement, will be duly and validly issued, fully paid and nonassessable.
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        I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Z. S. KOBIASHVILI
                                        ----------------------
                                           Z. S. Kobiashvili